                                                                    EXHIBIT 2.13

ALBERTA REGISTRIES                                       ARTICLES OF CONTINUANCE
                                                       Business Corporations Act
                                                       Sections 188, 273 and 274

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1.       Name of Corporation                          2. Corporate Access Number

         ASSURE ENERGY, INC.

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3. The classes of shares,  and any maximum number of shares that the corporation is authorized to issue:

         SEE SCHEDULE "A" ATTACHED HERETO AND FORMING A PART HEREOF.

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4. Restrictions on share transfers (if there are no restrictions, enter "NONE"):

         NONE

5. Number, or minimum and maximum number of directors:


         MINIMUM THREE (3) AND MAXIMUM TEN (10)

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6.       If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restrictions (if there are no restrictions, enter "NONE"):

         NONE
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7.       If a change of name is effected, indicate previous name:


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8.       Details of Incorporation:

         INCORPORATED IN NEVADA ON SEPTEMBER 3, 2003 AND SUBSEQUENTLY

         MERGED WITH ASSURE ENERGY INC. (DELAWARE CORPORATION) IN THE STATE OF NEVADA ON SEPTEMBER 11, 2003.


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9.  Other  rules or  provisions  (if  there  are no rules or  provisions,  enter
"NONE"):

         SEE SCHEDULE "B" ATTACHED HERETO AND FORMING A PART HEREOF.

DATE                                     SIGNATURE                      TITLE

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                   , 2003                Harvey Lalach                  Director
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FOR DEPARTMENTAL USE ONLY                          FILED:

                     Schedule "A" to Articles of Continuance
                                       Of

                               ASSURE ENERGY, INC.

                    dated the     day     of     , 2003.


3. THE CLASSES OF SHARES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         (a)      100,000,000 Common Shares;

         (b)      4,977,250 Blank Check Preferred Shares;

         (c)      17,500 Series A Preferred Shares; and

         (d)      5,250 Series B Preferred Shares.

The rights, privileges, restrictions and conditions attaching to the shares of each of the aforementioned classes are as follows:

(a) COMMON SHARES

         1.       Voting

                  Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation.

         2.       Dividends

                  Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of the Corporation.

         3.       Return of Capital

                  Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common Shares are entitled to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation.






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

         (b) BLANK CHECK PREFERRED SHARES

         The Blank Check Preferred Shares may be issued from time to time in one or more series or classes. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and class of Blank Check Preferred Shares and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Blank Check Preferred Shares shall include, but not be limited to, determining the following:

                           (1) the designation of such series, the number of shares to constitute such series and the stated value thereof;

                           (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

                           (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of Blank Check Preferred Shares;

                           (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other Corporation purposes and the terms and provisions relating to the operation thereof;

                           (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of Blank Check Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion  or exchange  and the  method,  if any, of
                           adjusting the same, and any other terms and conditions of conversion or exchange;



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

                           (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional shares, including additional shares of such series or of any other series of Blank Check Preferred Shares or of any other class; and

                           (9) any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.


         The powers, preferences and relative, participating optional and other special rights of each series of Blank Check Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Blank Check Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.


(c) SERIES A PREFERRED SHARES

         (1) Designation and Amount. This Series consists of Seventeen Thousand Five Hundred (17,500) Series A Preferred Shares, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

(2) Dividends

         (i) The holders of Series A Preferred Shares as they appear on the share records of the Corporation ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Corporation shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) Common Shares at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each Series A Preferred Share. Dividends on the Series A Preferred Shares shall be cumulative from the date of issuance.

         (ii) Dividends shall be payable annually as of each anniversary of the date of issuance until the earlier of redemption or conversion, to the Holders of record of Series A Preferred Shares, as they appear on the share records of the Corporation. An additional dividend shall be payable with respect to converted or redeemed Series A Preferred Shares, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.



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

         (iii)  The  dividend  shall  be paid in (i)  cash or (ii)  through  the issuance of duly and validly authorized and issued, fully paid and non-assessable, Common Shares valued at the average closing bid price of the Corporation's Common Shares during the 10 trading day period immediately preceding the Dividend Payment Date.

         (iv) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Shares and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Pari Passu Securities.

         (v) So long as any Series A Preferred Shares are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding Series A Preferred Shares and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Shares and the current dividend period with respect to such Pari Passu Securities.


         (3)      Conversion

         (i) The outstanding Series A Preferred Shares shall be convertible into Corporation units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Corporation or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one Common Share (the "Unit Shares") and one Common Share purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional Common Share (the "Warrant Shares") at an exercise price of $1.75 U.S. Dollars per Common Share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000.00 U.S. Dollars of Series A Preferred Shares. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series A Preferred Shares to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series A Preferred Shares tendered by the Holder in the Notice of Conversion, the Corporation shall deliver to the Holder a new Series A Preferred Shares certificate for such Stated Value as has not been converted within seven (7) Business Days of the Corporation's receipt of the original Series A Preferred Shares and Notice of Conversion.

         (ii) Not later than seven (7) Business Days after the Corporation's receipt of the certificate or certificates for the Series A Preferred Shares and the original of the Notice of Conversion, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series A Preferred Shares and (ii), if applicable, Series A Preferred Shares in principal amount equal to the principal amount of Series A Preferred Shares not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series A Preferred Shares tendered for conversion.

         (iii) The Conversion Price for the conversion of a Series A Preferred Share into Units shall be $1.50 U.S. Dollars of Stated Value (the "Conversion Price").

         (iv) If the Corporation, at any time while any Series A Preferred Shares are outstanding, (a) shall pay a dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital shares (whether payable in Common Shares or of shares of any other class), (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares into any other shares of the Corporation, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares of the Corporation outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (v) If the Corporation, at any time while any Series A Preferred Shares are outstanding, shall issue or sell Common Shares, or options, warrants or other rights to subscribe for or purchase Common Shares, (excluding Common Shares issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and Common Shares issuable upon exercise of options which may be issued subsequent to the date hereof to the Corporation's employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the Common Shares are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Shares. Such adjustment shall be made as of the date such Common Shares, options, rights or warrants are issued.

         (vi) If the Corporation, at any time while Series A Preferred Shares are outstanding, shall distribute to all holders of Common Shares (and not to Holders of Series A Preferred Shares) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (c)(3)(v) above) then in each such case the Conversion Price at which each Series A Preferred Share shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Shares determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Shares on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Shares then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

         (viii)  Whenever the Conversion  Price is adjusted  pursuant to Section
(c)(3)(iv), (v) or (vi), the Corporation shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Shares, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (ix) In case of any reclassification of the Common Shares, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Shares are converted into other securities, cash or property, then each holder of Series A Preferred Shares then outstanding shall have the right thereafter to convert such Series A Preferred Shares only into the shares and other securities and property receivable upon or deemed to be held by holders of Common Shares following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Shares and receive cash in the same manner as other shareholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (x) If:

                           the Corporation shall declare a dividend (or any other distribution) on its Common Shares; or

                           the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Shares; or

                           the Corporation shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any other class or of any rights; or

                           the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Shares of the Corporation (other than a subdivision or combination of the outstanding Common Shares), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; or

                           the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

then the Corporation shall cause to be mailed and faxed to the Holders of Series A Preferred Shares at their last addresses as it shall appear upon the Series A Preferred Shares register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         (xi) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares solely for the purpose of issuance upon conversion of Series A Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Shares, such number of Common Shares as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series A Preferred Shares. The Corporation covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

         (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.

         (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series A Preferred Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (xiv) Series A Preferred Shares converted into Units shall be canceled upon conversion.

         (xv) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 PM New York Time. In the event that the Corporation receives the Notice of Conversion after 4:00 PM New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

     (4) Events of Default and Remedies.

         (i) "Event of Default", wherever used herein, means any one of the following events:

              (A) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in Section (c)(3) of this Schedule "A", and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (B) the occurrence of any event or breach or default by the Corporation under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (C) the Corporation or any of its subsidiaries shall commence a voluntary case under the Bankruptcy and Insolvency Act (Canada) as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

              (D) the Corporation shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Shares are listed for trading or suspended from trading thereon, and shall not have its Common Shares relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;

              (E) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

         If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the

Corporation demand redemption of his Series A Preferred Shares at the price of 105% of the Stated Value of each Series A Preferred Share being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

                  (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Section (c)(3) of this Schedule "A" or in aid of the exercise of any power granted in this Section (c)(3) of this Schedule "A", and proceed to enforce the redemption of any of the Series A Preferred Shares held by it, and to enforce any other legal or equitable right of such Holder.

                  (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding Series A Preferred Shares held by him at the Conversion Price upon giving a Notice of Conversion to the Corporation.

         (5)      Redemption

                  (i) The Series A Preferred Shares are redeemable at the sole option of the Corporation at any time prior to the Corporation's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each Series A Preferred Share being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Corporation with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Corporation. The Corporation is not obligated to provide for redemption of the Series A Preferred Shares through a sinking fund. The Corporation must redeem the Series A Preferred Shares at the Redemption Price on the fifth anniversary of the Issuance Date.

                  (ii) The Corporation shall not optionally redeem the Series A Preferred Shares or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.

                  (iii) Series A Preferred Shares which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued Blank Check Preferred Shares, undesignated as to series, and may be redesignated and reissued as part of any new series of Blank Check Preferred Shares other than Series A Preferred Shares.

                  (iv)  Notwithstanding the foregoing provisions of this Section
(c)(3), of this Schedule "A" unless the full cumulative dividends on all outstanding Series A Preferred Shares shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series A Preferred Shares may be redeemed.

              (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (c)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

              (vi) If any redemption shall at any time be prohibited by the Business Corporations Act (Alberta) (the "Act"), the same shall be deferred until such time as the redemption can occur in full compliance with the Act.

              (vii) In the event the Corporation shall redeem any Series A Preferred Shares, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Shares at the address that appears on the Corporation's share record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of Series A Preferred Shares to be redeemed;
(iii) the Redemption Price; (iv) the place or places where certificates for Series A Preferred Shares are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for the Series A Preferred Shares accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the Series A Preferred Shares not so redeemed shall be issued to the holder without cost.

         (6) Rank

              The Series A Preferred Shares shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Shares; (ii) prior to any class or series of any other shares of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Shares ("Junior Securities"); (iii) junior to any class or series of any other shares of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A

Preferred Shares) which by its terms ranks senior to the Series A Preferred Shares ("Senior Securities"); and (iv) pari passu with any other series of Blank Check Preferred Shares of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Shares) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Shares.

         (7) Liquidation Preference

              If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of Series A Preferred Shares shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Shares and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Shares and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a Series A Preferred Share means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         (8) Voting Rights

              The Holders of the Series A Preferred Shares have no voting power whatsoever, except as otherwise provided by the Act. To the extent that under the Act the vote of the Holders of the Series A Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding Series A Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding Series A Preferred Shares (except as otherwise may be required under the Act) shall constitute the approval of such action by the class. To the extent that under the Act Holders of the Series A Preferred Shares are entitled to vote on a matter with holders of Common Shares, voting together as one class, each Series A Preferred Share shall be entitled to a number of votes equal to the number of Common Shares into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

         (9) Miscellaneous

                  (i) If any Series A Preferred Shares are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued Blank Check Preferred Shares of no designated series, and shall not be issuable by the Corporation as Series A Preferred Shares.

                  (ii) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Shares certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series A Preferred Shares certificate(s), the Corporation shall execute and deliver new Series A Preferred Shares certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series A Preferred Shares certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Shares.

                  (iii) Upon submission of a Notice of Conversion by a Holder of Series A Preferred Shares, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted Series A Preferred Shares shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Shares for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit Warrants by so notifying the Corporation within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series A Preferred Shares with respect to such unconverted Series A Preferred Shares and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series A Preferred Shares.

                  (iv) The remedies provided herein shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(d) SERIES B PREFERRED SHARES

         (1) Designation and Amount

              This Series consists of five thousand two hundred fifty (5,250) shares of Series B Preferred Shares, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

         (2) Dividends

              (i) The holders of Series B Preferred Shares as they appear on the share records of the Corporation ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Corporation shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) Common Shares at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each Series B Preferred Share. Dividends on the Series B Preferred Shares shall be cumulative from the date of issuance.

              (ii) Dividends shall be payable annually as of each anniversary of the date of issuance until the earlier of redemption or conversion, to the Holders of record of Series B Preferred Shares, as they appear on the share records of the Corporation. An additional dividend shall be payable with respect to converted or redeemed Series B Preferred Shares, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.

              (iii) The  dividend  shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, Common Shares valued at the average closing bid price of the Corporation's Common Shares during the 10 trading day period immediately preceding the Dividend Payment Date.

              (iv) So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B

Preferred Shares for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series B Preferred Shares and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Pari Passu Securities.

              (v) So long as any Series B Preferred Shares are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding Series B Preferred Shares and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B Preferred Shares and the current dividend period with respect to such Pari Passu Securities.

         (3) Conversion.

              (i) The outstanding Series B Preferred Shares shall be convertible into Corporation units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Corporation or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one Common Share (the "Unit Shares") and one Common Share purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional Common Share (the "Warrant Shares") at an exercise price of $2.00 U.S. Dollars per Common Share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000.00 U.S. Dollars of Series B Preferred Shares. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series B Preferred Shares to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series B Preferred Shares tendered by the Holder in the Notice of Conversion, the Corporation shall deliver to the Holder a new Series B Preferred Shares certificate for such Stated Value as has not been converted within seven
(7) Business Days of the Corporation's receipt of the original Series B Preferred Shares and Notice of Conversion.

              (ii) Not later than seven (7) Business Days after the Corporation's receipt of the certificate or certificates for the Series B Preferred Shares and the original of the Notice of Conversion, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series B Preferred Shares and (ii), if applicable, Series B Preferred Shares in principal amount equal to the principal amount of Series B Preferred Shares not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series B Preferred Shares tendered for conversion.

              (iii) The Conversion Price for the conversion of a Series B Preferred Share into Units shall be $1.75 U.S. Dollars of Stated Value (the "Conversion Price").

              (iv) If the Corporation, at any time while any Series B Preferred Shares are outstanding, (a) shall pay a dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital shares (whether payable in Common Shares or of shares of any other class), (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares into any other shares of the Corporation, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares of the Corporation outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (v) If the Corporation, at any time while any Series B Preferred Shares are outstanding, shall issue or sell Common Shares, or options, warrants or other rights to subscribe for or purchase Common Shares, (excluding Common Shares issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and Common Shares issuable upon exercise of options which may be issued subsequent to the date hereof to the Corporation's employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the Common Shares are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Shares. Such adjustment shall be made as of the date such Common Shares, options, rights or warrants are issued.

              (vi) If the Corporation, at any time while Series B Preferred Shares are outstanding, shall distribute to all holders of Common Shares (and not to Holders of Series B Preferred Shares) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (d)(3)(v) above) then in each such case the Conversion Price at which each Series B Preferred Share shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Shares determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Shares on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series B Preferred Shares then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series B Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

              (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

              (viii) Whenever the Conversion Price is adjusted pursuant to Section (d)(3)(iv), (v) or (vi), the Corporation shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series B Preferred Shares, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

              (ix) In case of any reclassification of the Common Shares, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Shares are converted into other securities, cash or property, then each holder of Series B Preferred Shares then outstanding shall have the right thereafter to convert such Series B Preferred Shares only into the shares and other securities and property receivable upon or deemed to be held by holders of Common Shares following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Shares and receive cash in the same manner as other shareholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the Common Shares into which such Series B Preferred Shares could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (x) If:


                  the Corporation shall declare a dividend (or any other distribution) on its Common Shares; or

                  the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Shares; or

                  the Corporation shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any other class or of any rights; or

                  the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Shares of the Corporation (other than a subdivision or combination of the outstanding Common Shares), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; or

                  the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

then the Corporation shall cause to be mailed and faxed to the Holders of Series B Preferred Shares at their last addresses as it shall appear upon the Series B Preferred Shares register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

              (xi) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares solely for the purpose of issuance upon conversion of Series B Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series B Preferred Shares, such number of Common
Shares as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series B Preferred Shares. The Corporation covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

         (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.

         (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series B Preferred Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (xiv) Series B Preferred Shares converted into Units shall be canceled upon conversion.

         (xv) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 PM New York Time. In the event that the Corporation receives the Notice of Conversion after 4:00 PM New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

      (4) Events of Default and Remedies

         (i) "Event of Default", wherever used herein, means any one of the following events:

              (A) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in this Section (d)(3) of this Schedule "A", and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (B) the occurrence of any event or breach or default by the Corporation under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (C) the Corporation or any of its subsidiaries shall commence a voluntary case under the Bankruptcy and Insolvency Act (Canada) as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

              (D) the Corporation shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Shares are listed for trading or suspended from trading thereon, and shall not have its Common Shares relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;

              (E) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

         (ii) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Corporation demand redemption of his Series B Preferred Shares at the price of 105% of the Stated Value of each Series B
Preferred Share being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

         (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Section (d)(3) of this Schedule "A" or in aid of the exercise of any power granted in this Section
(d)(3) of this Schedule "A", and proceed to enforce the redemption of any of the Series B Preferred Shares held by it, and to enforce any other legal or equitable right of such Holder.

              (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding Series B Preferred Shares held by him at the Conversion Price upon giving a Notice of Conversion to the Corporation.

         (5) Redemption

              (i) The Series B Preferred Shares are redeemable at the sole option of the Corporation at any time prior to the Corporation's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each Series B Preferred Share being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Corporation with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Corporation. The Corporation is not obligated to provide for redemption of the Series B Preferred Shares through a sinking fund. The Corporation must redeem the Series B Preferred Shares at the Redemption Price on the fifth anniversary of the Issuance Date.

              (ii) The Corporation shall not optionally redeem the Series B Preferred Shares or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.

              (iii) Series B Preferred Shares which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued Blank Check Preferred Shares, undesignated as to series, and may be redesignated and reissued as part of any new series of Blank Check Preferred Shares other than Series B Preferred Shares.

              (iv)  Notwithstanding  the  foregoing  provisions  of this Section
(d)(3) of this Schedule "A", unless the full cumulative dividends on all outstanding Series B Preferred Shares shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series B Preferred Shares may be redeemed.

              (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (d)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

              (vi) If any redemption shall at any time be prohibited by the Act, the same shall be deferred until such time as the redemption can occur in full compliance with the Act.

              (vii) In the event the Corporation shall redeem any Series B Preferred Shares, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series B Preferred Shares at the address that appears on the Corporation's share record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of Series B Preferred Shares to be redeemed;
(iii) the Redemption Price; (iv) the place or places where certificates for Series B Preferred Shares are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for the Series B Preferred Shares accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the Series B Preferred Shares not so redeemed shall be issued to the holder without cost.

         (6) Rank

              The Series B Preferred Shares shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Shares; (ii) prior to any class or series of any other shares of the Corporation hereafter created that, by its terms, ranks junior to the Series B Preferred Shares ("Junior Securities"); (iii) junior to any class or series of any other shares of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Shares and the holders of a majority of the outstanding Series B Preferred Shares) which by its terms ranks senior to the Series B Preferred Shares ("Senior Securities"); and (iv) pari passu with the Corporation's Series A Preferred Shares and any other series of Blank Check Preferred Shares of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Shares and the holders of a majority of the outstanding Series B Preferred Shares) which by its terms ranks on a parity ("Pari Passu Securities") with the Series B Preferred Shares.

         (7) Liquidation Preference

              If the  Corporation  shall  commence  a  voluntary  case under the
Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of Series B Preferred Shares shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Shares and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Shares and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a Series B Preferred Share means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         (8) Voting Rights

              The Holders of the Series B Preferred Shares have no voting power whatsoever, except as otherwise provided by the Act. To the extent that under the Act the vote of the Holders of the Series B Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding Series B Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding Series B Preferred Shares (except as otherwise may be required under the Act) shall constitute the approval of such action by the class. To the extent that under the Act Holders of the Series B Preferred Shares are entitled to vote on a matter with holders of Common Shares, voting together as one class, each Series B Preferred Share shall be entitled to a number of votes equal to the number of Common Shares into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

         (9) Miscellaneous

              (i) If any Series B Preferred Shares are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued Blank Check Preferred Shares of no designated series, and shall not be issuable by the Corporation as Series B Preferred Shares.

              (ii) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Shares certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series B Preferred Shares certificate(s), the Corporation shall execute and deliver new Series B Preferred Shares certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series B Preferred Shares certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Shares.

              (iii) Upon submission of a Notice of Conversion by a Holder of Series B Preferred Shares, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted Series B Preferred Shares shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series B Preferred Shares for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit Warrants by so notifying the Corporation within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series B Preferred Shares with respect to such unconverted Series B Preferred Shares and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series B Preferred Shares.

              (iv) The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series B Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series B Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(e) PREEMPTIVE RIGHTS

         No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                     Schedule "B" to Articles of Continuance
                                       of
                               ASSURE ENERGY, INC.

                   dated the      day     of     , 2003.


9.    OTHER RULES OR PROVISIONS (IF ANY):


         (i) The Directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at anytime exceed one-third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

         (ii) Meetings of shareholders of the Corporation shall be held in the City of Vancouver in the Province of British Columbia, in the City of Toronto in the Province of Ontario, in the City of Montreal in the Province of Quebec, in the City of St. John's in the Province of New Foundland, in the City of Halifax in the Province of Nova Scotia, in the City of New York in the State of New York, or anywhere in the Province of Alberta that the directors determine.





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